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              [NOTE: TEXT IN BRACKETS IS STRICKEN IN THE ORIGINAL.]

                                                                   Exhibit 10.66
[LOGO]  SILICON VALLEY BANK

                          LOAN AND SECURITY AGREEMENT

BORROWER:                 DEPOTECH CORPORATION
ADDRESS:                  10450 SCIENCE CENTER DRIVE
                          SAN DIEGO, CALIFORNIA  92121

DATE:            JUNE 18, 1996

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1.    LOANS.

 1.1 LOANS. Silicon, in its reasonable discretion, will make loans to the Borrower (the "Loans") in amounts determined by Silicon in its reasonable discretion up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and Borrower shall not permit the same, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

 1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrower. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

 1.3 FEES. The Borrower shall pay to Silicon a loan origination fee in the amount shown on the Schedule hereto concurrently herewith. This fee is in addition to all interest and other sums payable to Silicon and is not refundable.

2.       GRANT OF SECURITY INTEREST.

 2.1 OBLIGATIONS. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's deposit accounts maintained with Silicon.

 2.2 COLLATERAL. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): [(a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents;] and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; [(d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and]





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[local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained;] and (f) All substitutions, additions and accessions to any of the foregoing, and all [products], proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. [Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion.] *

 *FOLLOWING THE EARLIER OF (A) THE END OF THE SECOND DISBURSEMENT PERIOD (AS DEFINED IN THE SCHEDULE) OR (B) THE DATE OF THE COMPLETE DRAWDOWN OF THE AVAILABLE LOANS HEREUNDER, SILICON AGREES, ON REQUEST OF BORROWER, TO RELEASE ITS SECURITY INTEREST IN EQUIPMENT OF THE BORROWER WHICH DOES NOT CONSTITUTE FINANCED EQUIPMENT (AS DEFINED IN THE SCHEDULE), UPON CONFIRMATION THAT SILICON HAS A FIRST-PRIORITY, PERFECTED SECURITY INTEREST IN ALL OF THE FINANCED EQUIPMENT AND THAT NO EVENT OF DEFAULT AND NO EVENT WHICH, WITH NOTICE OR PASSAGE OF TIME OR BOTH, WOULD CONSTITUTE AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

 The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:

 3.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

 3.2 NAME; TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrower and all of Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

 3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business and Collateral is located only at the locations set forth on the Schedule to this Agreement. The Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

 3.4 TITLE TO COLLATERAL; PERMITTED LIENS. The Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"):
(i) purchase money security interests in specific items of equipment; (ii) leases of specific items of equipment; (iii) liens for taxes not yet payable;
(iv) additional security interests and liens consented to in writing by Silicon in its reasonable discretion, which consent shall not be unreasonably withheld; and (v) security interests being terminated substantially concurrently with this Agreement. [Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.] Silicon now has, and will continue to have, a perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and the Borrower will at all times defend Silicon and the Collateral against all claims of others. [None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.]

 3.5 MAINTENANCE OF COLLATERAL. The Borrower will maintain the Collateral in good working condition, and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.



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 3.6     BOOKS AND RECORDS.  The Borrower has maintained and will maintain at the Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

 3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that as of the end of such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request; and (ii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by said independent certified public accountants.

 3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted,
(ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

 3.9 COMPLIANCE WITH LAW. The Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to the Borrower's ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

 3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $250,000.

 3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

4.  ADDITIONAL DUTIES OF THE BORROWER.

 4.1 FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

 [4.2     OVERADVANCE; PROCEEDS OF ACCOUNTS.  If for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, Borrower shall remit to Silicon all checks and other proceeds of Borrower's accounts and general intangibles, in the same form as received by Borrower, within one day after Borrower's receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.]

 4.3 INSURANCE. The Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less than [$100,000]*, which shall be utilized by the Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If the Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense.





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The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies.

 * $250,000

 4.4 REPORTS. The Borrower shall provide Silicon with such written reports with respect to the Borrower (including without limitation budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify *.

 * SUBJECT, HOWEVER, TO SILICON ENTERING INTO A CONFIDENTIALITY AGREEMENT REGARDING THE USE AND DISCLOSURE OF BORROWER'S CONFIDENTIAL INFORMATION, WHICH SHALL BE SUBSTANTIALLY SIMILAR IN FORM AND SUBSTANCE TO THE EXISTING CONFIDENTIALITY AGREEMENT (AS DEFINED IN SECTION 7.3 HEREOF) AND SUBJECT TO THE RIGHTS TO DISCLOSURE UNDER SECTION 4.5 HEREOF

 4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. [The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for semi-annual accounts receivable audits by third parties retained by Silicon, and Silicon may debit Borrower's deposit accounts with Silicon for the cost of such semi-annual accounts receivable audits (in which event Silicon shall send notification thereof to the Borrower)]. Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shall be at the Borrower's expense *.

* , WITH REASONABLE COSTS AND EXPENSES TO BE CHARGED TO THE BORROWER IN CONNECTION THEREWITH

 4.6 NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens;
(ii) acquire any assets outside the ordinary course of business for an aggregate purchase price exceeding 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (iii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, [except for the sale of finished inventory in the ordinary course of the Borrower's business,] and except for the sale of obsolete or unneeded equipment in the ordinary course of business*; (v) make any loans of any money or any other assets **; (vi) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations;
(vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends on the Borrower's stock (except for dividends payable solely in stock of the Borrower); (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock; (x) make any change in the Borrower's capital structure which has a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; or (xi) dissolve or elect to dissolve ***. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

 * (OTHER THAN EQUIPMENT SPECIFICALLY FINANCED BY SILICON)

 ** EXCEPT AS PERMITTED IN THE SCHEDULE HERETO

 *** PROVIDED THAT NOTHING IN THIS SECTION SHALL PREVENT BORROWER FROM EFFECTING A PUBLIC OFFERING OF BORROWER'S STOCK

 4.7 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

[4.8     VERIFICATION.  Silicon may, from time to time, following prior notification to Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification to Borrower shall be required following an Event of Default.]

 4.9 EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, at its expense, on request by Silicon, to execute all documents in form satisfactory to Silicon, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5.       TERM.

 5.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule hereto (the "Maturity Date").





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 5.2     EARLY TERMINATION.  This Agreement may be terminated prior to the
Maturity Date as follows: (i) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

 5.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. [Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.] Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the reasonable discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.       EVENTS OF DEFAULT AND REMEDIES.

 6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the Credit Limit; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (f) Any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral which is not cured within [10]* days after the occurrence of the same; or (g) Dissolution, termination of existence, insolvency or business failure of the Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (i) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing; or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) there shall be a change in the record or beneficial ownership of an aggregate of more than [20%]** of the outstanding shares of stock of the Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of the Borrower in effect on the date hereof, without the prior written consent of Silicon; or (m) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law***. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

 *20

 **49%

 ***OR (N) BORROWER RECEIVES A NON-APPROVABLE LETTER FROM THE FOOD AND DRUG ADMINISTRATION REGARDING DEPOCYT AND SUCH LETTER CONTAINS CORRECTIVE ACTIONS NOT CAPABLE OF BEING CURED WITHIN ONE YEAR AFTER THE DATE OF SUCH LETTER

 6.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option,





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and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) [Require Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrower;] (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; [(h) Demand payment of, and collect any accounts and general intangibles comprising Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value]; (i) Offset against any sums in any of Borrower's general, special or other deposit accounts with Silicon; and [(j) Demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto]. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and [after]* the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

 *DURING

 6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

 6.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, the Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) Execute on behalf of the Borrower any documents that

Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of the Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; [(c) Execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien]; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; [(g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith;] (h) Pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrower.

 6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its [sole]* discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its [sole]* discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

 *REASONABLE

 6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.       GENERAL PROVISIONS.

 7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

 7.2 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

 7.3 INTEGRATION. This Agreement* and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

 *,THE DEPOTECH CORPORATION CONFIDENTIAL DISCLOSURE AGREEMENT DATED JUNE 10, 1996 BETWEEN SILICON AND BORROWER (THE "EXISTING CONFIDENTIALITY AGREEMENT") (SUBJECT TO THE RIGHT OF SILICON TO DISCLOSE CONFIDENTIAL INFORMATION IN ACCORDANCE WITH SECTION 4.5 HEREOF),

 7.4 WAIVERS. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

 7.5 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

 7.6 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

 7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

 7.8 ATTORNEYS FEES AND COSTS. The Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to the Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations*.

 *PROVIDED THAT THE BORROWER SHALL NOT BE DEEMED TO HAVE EXCEEDED THE CREDIT LIMIT HEREUNDER SOLELY BY VIRTUE OF THE ADDITION OF THE AMOUNT OF SUCH ATTORNEYS' FEES AND COSTS TO THE OBLIGATIONS IF BORROWER OTHERWISE WOULD NOT HAVE EXCEEDED THE CREDIT LIMIT HAD THE AMOUNT OF SUCH ATTORNEYS' FEES AND COSTS NOT BEEN ADDED TO THE OBLIGATIONS

 7.9 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations.

 7.10 JOINT AND SEVERAL LIABILITY. If the Borrower consists of more than one person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

 7.11 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

 7.12 MUTUAL WAIVER OF JURY TRIAL. THE BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND THE BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR THE BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR THE BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

 7.13 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and in accordance with, the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning assigned to that term in the California Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Diego County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

 BORROWER:

         DEPOTECH CORPORATION


         BY   /s/ Edward L. Erickson
             _______________________________
              PRESIDENT OR VICE PRESIDENT

         BY   /s/ Faye H. Russell
             _______________________________
              SECRETARY OR ASS'T SECRETARY

 SILICON:
         SILICON VALLEY BANK


         BY /s/ RITA PERKL
            _______________________________

         TITLE  Senior Vice President
              ____________________________
44,531-2

        SILICON VALLEY BANK

                                  SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT

BORROWER:                 DEPOTECH CORPORATION
ADDRESS:                  10450 SCIENCE CENTER DRIVE
                          SAN DIEGO, CALIFORNIA  92121

DATE:            JUNE 18, 1996

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

CREDIT LIMIT
(Section 1.1):                        An amount not to exceed the lesser of

                                        (a)     $9,000,000 at any one time
                                           outstanding, or

                                        (b)     100% of the net purchase price
                                           of new equipment purchased by
                                           Borrower (the "Financed Equipment")
                                           during the Purchase Period (as
                                           defined below, which is general
                                           purpose, scientific, laboratory,
                                           manufacturing and test equipment and
                                           associated software components, or
                                           office furniture and equipment, and
                                           which is acceptable to Silicon in
                                           its discretion.  The net purchase
                                           price of Financed Equipmentmeans the
                                           purchase price thereof, as shown on
                                           the applicable invoice, net of all
                                           charges for taxes, freight,
                                           delivery, insurance, set-up,
                                           training, manuals, fees, service
                                           charges and other similar items.
                                           The "Purchase Period" is the period
                                           from 30 days prior to the date of
                                           this Agreement through June 30,
                                           1997.

DISBURSEMENT AND
LOAN REPAYMENT
(Section 1.1):                     Loans shall be made only during the
                                   following two disbursement periods (the
                                   "Disbursement Periods"):

                                              The date hereof to and including
                                              December 31, 1996 (the "First
                                              Disbursement Period"); and

                                              January 1, 1997 to and including
                                              June 30, 1997 (the "Second
                                              Disbursement Period").

                                   There shall be no more than one
                                   disbursement in any one calendar month.

                                   Requests for disbursement shall be in
                                   writing and shall be accompanied by the
                                   following:

                                              (1) A list of the Financed
                                              Equipment being purchased.

                                              (2) For each piece of Financed
                                              Equipment being purchased, the
                                              name and address of the vendor,
                                              the invoice number, the serial
                                              number of the equipment, the
                                              total purchase price, and the
                                              net purchase price (as defined
                                              above); and

                                              (3) A copy of the invoice
                                              relating to the Financed
                                              Equipment.

                                      Silicon will prepare a UCC-1 Financing
                                      Statement incorporating the list of the
                                      Financed Equipment and will send the
                                      completed UCC-1 to Borrower for
                                      signature. Borrower, in turn, agrees to return forthwith the signed UCC-1 to Silicon for filing with the appropriate governmental office.

                                      Loans shall be repaid as follows:

                                               For each Disbursement Period,
                                               Borrower shall at the time of the
                                               making of the first Loan in each
                                               Period notify Silicon in writing
                                               whether it elects to begin
                                               amortizing the Loans made in
                                               each Period in the month
                                               immediately following the making
                                               of each Loan ("Immediate
                                               Amortization") or to begin
                                               amortization of all Loans made
                                               in each Disbursement Period at
                                               the end of such Disbursement
                                               Period ("Delayed Amortization").
                                               Once Borrower has elected
                                               Immediate Amortization or
                                               Delayed Amortization, Borrower
                                               may not change its election for
                                               such Disbursement Period.  If
                                               Borrower fails to notify Silicon
                                               in writing of whether it has
                                               elected Immediate Amortization
                                               or Delayed Amortization at the
                                               time of the making of the first
                                               Loan for each Disbursement
                                               Period, then the Immediate
                                               Amortization method shall be
                                               presumed for all Loans made in
                                               such Disbursement Period.

                                               If Immediate Amortization
                                               applies to a Disbursement Period,
                                               each Loan made during such Period
                                               shall be repaid as follows: (i)
                                               if the "Fixed Rate" is selected
                                               (as provided below), then
                                               principal and interest shall be
                                               paid in 48 equal monthly
                                               installments of principal and
                                               interest, commencing on first day
                                               of the month following the making
                                               of such Loan and continuing on
                                               the first day of each of the
                                               succeeding 47 months, until such
                                               Loan and related interest are
                                               paid in full; (ii) if the
                                               "Floating Rate" is selected (as
                                               provided below), then the
                                               principal amount of such Loan
                                               shall be paid in 48 equal monthly
                                               installments of principal,
                                               commencing on first day of the
                                               month following the making of
                                               such Loan and continuing on the
                                               first day of each of the
                                               succeeding 47 months, until paid
                                               in full, and accrued interest
                                               shall be paid monthly on the
                                               first day of each month.

                                               If Delayed Amortization applies
                                               to a Disbursement Period, the
                                               aggregate amount of the Loans
                                               made during each Disbursement
                                               Period and outstanding on the
                                               last day of such Disbursement
                                               Period shall be repaid as
                                               follows: (i) if the "Fixed Rate"
                                               is selected (as provided below),
                                               then the principal and interest
                                               relating to the aggregate amount
                                               of all such Loans shall be paid
                                               in 48 equal monthly installments
                                               of principal and interest,
                                               commencing on January 1, 1997,
                                               with respect to the First
                                               Disbursement Period, and July 1,
                                               1997, with respect to the Second
                                               Disbursement Period, and
                                               continuing on the first day of
                                               each succeeding month, until the
                                               aggregate amount of such

                                               Loans and related interest are
                                               paid in full; (ii) if the
                                               "Floating Rate" is selected (as
                                               provided below), then the
                                               aggregate principal amount of
                                               such Loans shall be paid in 48
                                               equal monthly installments of
                                               principal, commencing on January
                                               1, 1997, with respect to the
                                               First Disbursement Period, and
                                               July 1, 1997, with respect to the
                                               Second Disbursement Period, and
                                               continuing on the first day of
                                               each of the succeeding 47 months,
                                               until paid in full, and accrued
                                               interest shall be paid monthly on
                                               the first day of each month.

                                               Notwithstanding the foregoing,
                                               all outstanding Loans and all
                                               other outstanding Obligations
                                               shall be due and payable on the
                                               Maturity Date.

INTEREST RATE (Section 1.2):          If Immediate Amortization applies to a
                                      Disbursement Period, the interest rate
                                      applicable to the Loans for such
                                      Disbursement Period is determined as
                                      follows:  Borrower shall elect, by
                                      written notice to Silicon delivered on or before the making of the first Loan in the First Disbursement Period and on or before the making of the first Loan in the Second Disbursement Period, whether
                                      Loans disbursed during such periods will bear interest at the Floating Rate or the Fixed Rate, and such election shall remain in effect for all Loans made during such Disbursement Period until they are repaid in full. In the event
                                      Borrower fails to give written notice to Silicon of whether Borrower elects the Floating Rate or the Fixed Rate by said date, the interest rate in effect shall be the Floating Rate. Borrower understands that if it elects the Fixed
                                      Rate option, the Fixed Rate for each Loan will be based on the Fixed Rate as in effect on the date of the making of such Loan.

                                      If Delayed Amortization applies to a
                                      Disbursement Period, Loans relating to
                                      such Disbursement Period shall bear
                                      interest at the "Floating Rate" (as
                                      defined below) during such Disbursement
                                      Period.  On and after the end of such
                                      Disbursement Period, the interest rate
                                      applicable to such Loans shall be
                                      determined as follows:  Borrower shall
                                      elect, by written notice to Silicon
                                      delivered on or before the last day of
                                      the First Disbursement Period and on or
                                      before the last day of the Second
                                      Disbursement Period, whether Loans
                                      disbursed during such periods will bear
                                      interest at the Floating Rate or the
                                      Fixed Rate, and such election shall
                                      remain in effect for such Loans until
                                      they are repaid in full.  In the event
                                      Borrower fails to give written notice to Silicon of whether Borrower elects the Floating Rate or the Fixed Rate by said date, the interest rate in effect shall be the Floating Rate.

                                      As used herein, "Floating Rate" shall
                                      mean:  A rate equal to the "Prime Rate"
                                      in effect from time to time plus 0.50%
                                      per annum. "Prime Rate" means the rate
                                      announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

                                      As used herein, "Fixed Rate" shall mean:
                                      A rate equal to the "Treasury Rate" plus
                                      4% per annum "Treasury Rate" shall mean
                                      the most recent four-year U.S. Treasury
                                      Note rate, at the date the Fixed Rate is to go into effect, published in the most current edition of the

                                      Federal Reserve Statistical Release H.15
                                      (519), provided that if, for any reason, such information is not available, Silicon may base the Treasury Rate on quotations (with whatever adjustments or averaging it may deem necessary) of the most recent four-year Treasury Note rate received by Silicon from one or more leading primary U.S. government securities dealers selected by Silicon.

                                      In either case, interest shall be
                                      calculated on the basis of a 360-day year for the actual number of days elapsed.

LOAN ORIGINATION FEE
(Section 1.3):                        $45,000.  (The $25,000 previously paid by
                                      Borrower shall be applied to this fee.)

MATURITY DATE
(Section 5.1):                        JUNE 30, 2001

PREPAYMENT FEE
(Section 5.2):                        In the event this Agreement is terminated
                                      prior to the Maturity Date, while the
                                      Fixed Rate is in effect as to any portion of the outstanding Loans, Borrower agrees to pay Silicon a termination fee in an amount equal to the following percentage of the principal amount of the Loans which are prepaid prior to the Maturity
                                      Date:

                                                           Date of Prepayment                      Percentage of Amount Prepaid
                                                           ------------------                      ----------------------------
                                                           Date hereof to and including December
                                                           31, 1997                                3%

                                                           January 1, 1998 to and including
                                                           December 31, 1998                       2%

                                                           January 1, 1999 to and including
                                                           December 31, 1999                       1%

                                                           January 1, 2000 and thereafter          0%

PRIOR NAMES OF BORROWER
(Section 3.2):                        NONE

TRADE NAMES OF BORROWER
(Section 3.2):                        NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                        11011 North Torrey Pines Road, La Jolla,
                                      7396 Trade Street, San Diego, CA; and
                                      11025 North Torrey Pines Road,
                                      Suite 100, La Jolla, CA 92037

MATERIAL ADVERSE LITIGATION
(Section 3.10):                       NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                        Without Silicon's prior written consent,
                                      Borrower may do the following, provided
                                      that, after giving effect thereto, no
                                      Event of Default has occurred and no
                                      event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of
                                      Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $500,000 in any fiscal year; (ii) make employee loans strictly for relocation purposes provided that the aggregate amount of such loans does not exceed $500,000 outstanding at any time; and (iii) enter into joint venture transactions with other entities relating to the development of products which may involve the issuance of shares of stock of Borrower to such other entity (subject to Section 6.1(l) hereof), provided that such transactions do not materially adversely affect the Borrower, provided, further, that Borrower does not merge or combine with such other entity as part of such transaction, and provided, further, that Borrower gives prior written notice to Silicon of such transactions together with delivering to Silicon such documentation relating thereto as Silicon may reasonably request.

FINANCIAL COVENANT
(Section 4.1):                        Borrower shall comply with the following
                                      covenant. Compliance shall be determined as of the end of each month.

   MINIMUM CASH                       Borrower shall maintain "Cash" (as
                                      defined below) in an amount not less than 167% multiplied by the following amounts during the following periods:

                                                           Period                                  Amount
                                                           ------                                  ------
                                                           Date hereof through and including
                                                           June 30, 1997:                          $9,000,000

                                                           From and after July 1, 1997:            An amount equal to the unpaid
                                                                                                   principal balance of the Loans

                                      For purposes of the foregoing, "Cash"
                                      means cash on hand or on deposit in
                                      banks, readily marketable securities
                                      issued by the United States, readily
                                      marketable commercial paper rated "A-1"
                                      by Standard & Poor's Corporation (or a
                                      similar rating by a similar rating
                                      organization), certificates of deposit
                                      and banker's acceptances less restricted cash, as such term is reflected on Borrower's audited financial statements, including, without limitation, the amount of restricted cash relating to Borrower's lease obligations.

MATURITY DATE
(Section 5.1):                        JUNE 30, 2001

OTHER COVENANTS
(Section 4.1):                        Borrower shall at all times comply with
                                      all of the following additional covenants:

                                      1.   BANKING RELATIONSHIP.  At such time
                                      that DepoTech Advanced Technology is
                                      established as a separate legal entity,
                                      Borrower shall cause DepoTech Advanced
                                      Technology to open future bank accounts
                                      and maintain its bank accounts and
                                      primary banking relationship with
                                      Silicon.

                                      2.   PROVIDING SEC FILINGS/INFORMATION TO
                                      SILICON. Without limitation of the other terms and conditions hereof, Borrower agrees to provide Silicon with copies of all reports and filings made with the Securities and Exchange Commission, if any, within 5 days after the date such filings are made or are otherwise due.

                                      3.   INTELLECTUAL PROPERTY.  Borrower
                                      covenants that all of Borrower's present and future patents, patent applications, copyrights, trade secrets, drawings, blueprints, processes, proprietary information, license rights and all other intellectual property now is and will at all times during the term hereof remain free and clear of any and all liens, charges, security interests, encumbrances, licenses, and adverse claims, voluntary and involuntary, and that Borrower will not transfer or permit the transfer of any of the foregoing or any interest therein, except for the following: (i) rights under the Assignment Agreement dated February 9, 1994 between Research Development Foundation and Borrower and under the Collaboration Agreement dated March 30, 1994 between Chiron Corporation and Borrower; (ii) licenses in the ordinary course of business for research, development, manufacturing and distribution.

                                      BORROWER:

                                        DEPOTECH CORPORATION



                                        BY   /s/ Edward L. Erickson
                                           -------------------------------
                                             PRESIDENT OR VICE PRESIDENT

                                        BY   /s/ Faye H. Russell
                                          --------------------------------
                                            SECRETARY OR ASS'T SECRETARY

                                      SILICON:
                                        SILICON VALLEY BANK


                                        BY  /s/ Rita Perkl
                                          -------------------------------

                                        TITLE  Senior Vice President
                                              ---------------------------







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